UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: March 17, 2010

X-RITE, INCORPORATED

(Exact name of registrant as
specified in its charter)

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)
4300 44th Street S.E. Grand Rapids, Michigan	49512
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number,
including area code:
(616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.  Resignation of David M. Cohen as Director

On March 17, 2010, David M. Cohen resigned from the Board of Directors (the “Board”) of X-Rite, Incorporated (the “Company”).  Mr. Cohen served on the Board and the Compensation and Administrative committees of the Board at the request of OEPX, LLC (“OEP”), pursuant to OEP’s director designation rights under the Investment Agreement entered into between the Company and OEP in connection with the Company’s October 2008 recapitalization. Mr. Cohen’s resignation was not the result of any disagreement with the Company on any matter.

2.  Appointment of Bradley J. Coppens as Director

On March 22, 2010, at OEP’s request, the Board appointed Bradley J. Coppens to fill the vacancy on the Board created by the resignation of Mr. Cohen.  Mr. Coppens will serve on the Compensation and Administrative committees.

Mr. Coppens is a Managing Director of OEP Holding Corporation (“OEPHC”), the ultimate manager of OEP.  Prior to joining OEPHC in 2006, Mr. Coppens worked in the investment banking division of JPMorgan Chase & Co. in the mergers and acquisitions department.  He currently serves on the boards of Prodigy Health Group, a privately-held benefits management company in the U.S., specializing in third-party health plan administration and medical management services, and Systagenix Wound Management, a worldwide leader in the advanced wound care market.

Because Mr. Coppens was appointed to fill a vacancy on the Board, the Company’s Articles of Incorporation provide that Mr. Coppens’ term will expire at the next annual meeting of shareholders on May 18, 2010.  The Company intends to nominate Mr. Coppens for election at the upcoming annual meeting of shareholders to serve on the Board for a two year term expiring in 2012.

In August 2009, the Company entered into an Exchange Agreement with OEPX, LLC (“OEPX”) and certain of the Company’s other existing institutional investors, pursuant to which OEPX acquired an aggregate of 25,316.48 shares of the Company’s newly created Series A Preferred Stock and warrants for an aggregate of 4,568,527.88 shares of the Company’s common stock in exchange for the cancelation of approximately $25.3 million principal amount of loans under the Company’s second lien credit agreement that were acquired by OEPX from certain of the Company’s second lien lenders immediately prior to the exchange.  The warrants were exercised by OEPX after the Company’s special meeting of shareholders held on October 28, 2009 to approve the exercise of the warrants.

Mr. Coppens will receive the same compensation for his service on the Board as the Company’s other non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated:	March 23, 2010	X-RITE, INCORPORATED

		By:	/s/ Rajesh K. Shah
Rajesh K. Shah
Chief Financial Officer